Exhibit 1.1

[●] Shares

FRONTVIEW REIT, INC.

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

[●], 2024

[●], 2024

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
BofA Securities, Inc.
as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

c/o	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

c/o	BofA Securities, Inc. One Bryant Park New York, New York 10036

Ladies and Gentlemen:

FrontView REIT, Inc., a Maryland corporation (the “Company”), and FrontView Operating Partnership LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), each confirm their respective agreement with you as representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto (the “Underwriters”) with respect to the proposed issuance and sale of [●] shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), pursuant to the terms of this agreement (the “Agreement”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] shares of Common Stock (the “Additional Shares”) if and to the extent that you, as Representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (File No. 333-282015), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it is declared effective by the Commission, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement as of the Time of Sale (as defined below) together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. For purposes of this Agreement, the term “Time of Sale” means [●] [a.m./p.m.] (New York City time) on the date hereof.

The Company, upon receipt thereof, will contribute the net proceeds from the sale by the Company of the Firm Shares and the Additional Shares, if any, to the Operating Partnership, in exchange for common units of limited partnership interest of the Operating Partnership (the “OP Units”). Prior to or concurrently with the Closing Date, the Company, the Operating Partnership and certain of their existing and newly-formed subsidiaries will complete a series of transactions described in the Prospectus under the captions “REIT Contribution Transactions and Internalization” and “Certain Relationships and Related Party Transactions” pursuant to which the Company will, among other things, (1) consolidate the ownership of the properties described in the Prospectus (the “Properties”) under the Company and the Operating Partnership by directly or indirectly acquiring the interests in entities within the private REIT fund structure of NADG NNN Property Fund LP, a Delaware limited partnership (the “Predecessor”), in a series of transactions (such transactions, collectively, are referred to herein as the “REIT Contribution Transactions”), and (2) complete the internalization of the external management team, assets and functions previously performed for the Predecessor by an external manager (controlled by the Company’s founder) and its affiliates (the “Internalization”). As used in this Agreement: (1) “Predecessor Entities” means, collectively, the Predecessor and the following entities: (a) NADG NNN Operating LP, a Delaware limited partnership; (b) NADG NNN Property Fund GP, LLLP, a Delaware limited liability limited partnership; (c) NADG NNN Operating GP, LLLP , a Delaware limited liability limited partnership; (d) NADG NNN Convertible Preferred LLC, a Delaware limited liability company; (e) NADG NNN Convertible Preferred (Canadian) LP, an Ontario limited partnership; (f) NADG NNN Property Fund (US) Limited Partnership, a Delaware limited partnership; (g) NADG (US), Inc., a Delaware corporation; (h) NADG (US) LLLP, a Delaware limited liability limited partnership; (i) North American Realty Services LLLP, a Florida limited liability limited partnership; and (j) NADG NNN property Fund GP (Canada), ULC, an Alberta unlimited liability company; and (2) “Transaction Documents” means, collectively, the agreements pursuant to which the REIT Contribution Transactions, the Internalization and other transactions will be completed, as set forth on Schedule IV hereto.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company, each as identified by the Company (collectively, “Participants”), as set forth in each of the Time of Sale Prospectus and the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.
Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each of the Underwriters as of the date hereof, the Time of Sale, the Closing Date (as defined in Section 4) and any Option Closing Date (as defined in Section 2), and agrees with each Underwriter, as follows:

(a)
Registration Statement and Prospectus.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto was declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, the Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act have been instituted or are pending before or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto complied in all material respects at the time it became effective with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(b)
Accurate Disclosure.  The Registration Statement and any amendment thereto, at the times when they became effective, did not contain, and at the Closing Date and any Option Closing Date, as then amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale and at the Closing Date and any Option Closing Date, none of (i) the Time of Sale Prospectus, (ii) any free writing prospectus, including each broadly available roadshow, if any, when considered together with the Time of Sale Prospectus, and (iii) any individual Testing-the-Waters Communication (as defined below), when considered together with the Time of Sale Prospectus, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date and any Option Closing Date, as then amended or supplemented by the Company, if applicable, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon and made in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the concession figure appearing in the third paragraph under the heading “Underwriting”, the first, second, fifth, sixth and ninth sentences of the ninth paragraph under the heading “Underwriting” and the eleventh paragraph under the heading “Underwriting” (collectively, the “Underwriter Information”).

(c)
Company Not Ineligible Issuer.  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.

(d)
Issuer Free Writing Prospectuses.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(e)
Good Standing of the Company.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents, to the extent it is a party to such agreements. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities, taken as a whole, or on the performance by the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities of their respective obligations under this Agreement or the Transaction Documents (“Material Adverse Effect”).

(f)
Good Standing of the Operating Partnership.  The Operating Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and the Transaction Documents, to the extent it is a party to such agreements. The Operating Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. After giving effect to the REIT Contribution Transactions and the Internalization, the Company will be the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership at the Closing Date, after giving effect to the REIT Contribution Transactions and the Internalization, will be as set forth in the Prospectus; provided, that to the extent that any portion of the option described in Section 2(b) hereof is exercised at the Closing Date, the percentage interest of the Company and of such limited partners in the Operating Partnership will be adjusted accordingly.

(g)
Good Standing of Subsidiaries.  Each subsidiary of the Company (other than the Operating Partnership) and each Predecessor Entity has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, and has the corporate or business entity power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under the Transaction Documents, to the extent it is a party to such agreements. Each subsidiary of the Company and each Predecessor Entity is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company (other than the Operating Partnership) and each Predecessor Entity has been duly authorized and validly issued, is (as applicable) fully paid and non‑assessable. All of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company (other than the Operating Partnership) is, or upon consummation of the REIT Contribution Transactions will be, owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be repaid in connection with the offering contemplated therein. None of the outstanding shares of capital stock or other equity interests of any subsidiary of the Company (other than the Operating Partnership) or any Predecessor Entity was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not, and will not upon consummation of the REIT Contribution Transactions and the Internalization, own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit 21 to the Registration Statement. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, after giving effect to the REIT Contribution Transactions and the Internalization, including, without limitation, the Operating Partnership.

(h)
Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(i)
REIT Contribution Transactions and Internalization.  The Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities, in each case to the extent that it is a party thereto, have the legal right and power to enter into each of the Transaction Documents. The Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities have duly authorized, executed and delivered, or will execute and deliver prior to or concurrent with the Closing Date, in each case to the extent that it is a party thereto, each of the Transaction Documents. Each Transaction Document has been filed as an exhibit to the Registration Statement (to the extent that it is required to be so filed) and each of the Transaction Documents constitutes a legally valid and binding obligation of the Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities, in each case to the extent that it is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. The Company has delivered to the Representatives a true and correct copy of each of the executed Transaction Documents, to the extent the same have been executed as of the date hereof, together with all related agreements and all schedules and exhibits thereto, and will deliver true and correct copies of each other Transaction Document promptly upon its execution. There have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution, and to the Company’s or the Operating Partnership’s knowledge, there exists no event or condition that would constitute a default or event of default under any of the Transaction Documents. Each of the representations and warranties set forth in this Section 1 will be equally true and correct upon consummation of the REIT Contribution Transactions and the Internalization. The REIT Contribution Transactions and the Internalization will be consummated prior to or concurrently with the Closing Date.

(j)
Capitalization of the Company. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Time of Sale Prospectus and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Time of Sale Prospectus and the Prospectus, including OP Units (including any “LTIP units” in the Operating Partnership)). The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non‑assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The certificates, if any, to be used to evidence the Common Stock, including the Shares, will, at the Closing Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, including the requirements of Maryland law, the charter and bylaws of the Company and the New York Stock Exchange (the “NYSE”). Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no shares of Common Stock are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for Common Stock or any other ownership interests of the Common Stock, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other ownership interests of the Company.

(k)
Capitalization of the Operating Partnership. Upon completion of the REIT Contribution Transactions, the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”) will be in full force and effect, and, at the Closing Date or any Option Closing Date, as the case may be, the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that, to the extent any portion of the Underwriters’ option to purchase the Additional Shares is exercised hereunder, the percentage interests of the Company and the limited partners in the Operating Partnership will be adjusted accordingly. At the Closing Date or any Option Closing Date, as the case may be, the Company will contribute the proceeds from the sale of the Firm Shares and, to the extent any portion of the Underwriters’ option is exercised, the related Additional Shares, to the Operating Partnership in exchange for a number of OP Units equal to the number of Firm Shares and Additional Shares issued. The terms of the OP Units conform as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units or any other ownership interests of the Operating Partnership, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other ownership interests of the Operating Partnership.

(l)
Authorization and Description of Common Stock.  The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The shares of Common Stock to be issued in the REIT Contribution Transactions (the “Contribution Shares”) have been duly authorized for issuance by the Company to the holders thereof and, at the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of the Contribution Shares will not be subject to any preemptive or similar rights. The issuance of such Contribution Shares was exempt from registration or qualification under the Securities Act and applicable state securities laws.”

(m)
Authorization and Description of OP Units.  All of the OP Units to be issued to the Company in consideration of the contribution of the proceeds from the sale of the Firm Shares and the Additional Shares (if any) have been duly authorized for issuance by the Operating Partnership and, at the Closing Date or any Option Closing Date, as the case may be, will be validly issued and fully paid, and will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of such OP Units will be issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The OP Units to be issued in the REIT Contribution Transactions and the Internalization have been duly authorized for issuance by the Operating Partnership to the holders thereof and, at the Closing Date, will be validly issued and fully paid, and none of such OP Units will be issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. Other than the OP Units to be issued to the Company and the OP Units to be issued in the REIT Contribution Transactions and the Internalization, there are no other OP Units outstanding. The issuance of such OP Units was exempt from registration or qualification under the Securities Act and applicable state securities laws.

(n)
Absence of Violations, Defaults and Conflicts.  None of the Company, the Operating Partnership, any of their respective subsidiaries or any of the Predecessor Entities is (i) in violation of its charter, bylaws or similar organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership, any of their respective subsidiaries or any of the Predecessor Entities is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, the Operating Partnership, or any of their respective subsidiaries or any Predecessor Entity is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, the Operating Partnership, any of their respective subsidiaries or any of the Predecessor Entities or any of their respective properties, assets or operations, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Transaction Documents by the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities (to the extent a party thereto) and their consummation, as applicable, of the transactions contemplated herein and therein, and in the Time of Sale Prospectus and the Prospectus (including the Company’s issuance and sale of the Shares and the Operating Partnership’s use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate or other action and do not and will not (i) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any governmental authority (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect) or the provisions of the charter, bylaws or similar organizational documents of the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity, or (ii) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity pursuant to, such agreements or instruments or the Transaction Documents (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity.

(o)
Absence of Further Requirements.  No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company and the Operating Partnership of their respective obligations under this Agreement or its consummation of the transactions contemplated by the Transaction Documents, except (i) such as have been already obtained or as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”), and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Directed Shares were offered.

(p)
No Material Adverse Change in Business.  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities, taken as a whole, from that set forth in the Time of Sale Prospectus, (ii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities has purchased or redeemed any of its outstanding capital stock or partnership interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, partnership interests, limited liability company interests, short-term debt or long-term debt of the Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities, taken as a whole.

(q)
Absence of Proceedings.  There are no legal, governmental or regulatory proceedings, actions, investigations, demands, claims, suits, arbitrations or inquiries (collectively, “Proceedings”) pending or, to the knowledge of the Company and the Operating Partnership, threatened to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Operating Partnership or any of their respective subsidiaries is subject (i) other than Proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(r)
Preliminary Prospectus; Prospectus. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, and the Prospectus complied in all material respects at the time it was filed with the Securities Act and the applicable rules and regulations of the Commission thereunder. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.

(s)
Investment Company Act.  Neither the Company nor the Operating Partnership is required, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)
Environmental Laws.  The Company, the Operating Partnership and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, chemicals, pollutants, contaminants, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened Proceeding against the Company, the Operating Partnership or their respective subsidiaries under any Environmental Laws, other than such Proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) to the Company’s and the Operating Partnership’s knowledge, after due inquiry, there are no, facts, issues, events or circumstances relating to Hazardous Materials or any Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, the Operating Partnership and their respective subsidiaries, and (iii) none of the Company, the Operating Partnership or their respective subsidiaries anticipates that material capital expenditures for environmental control facilities will be required in the current or succeeding fiscal years or in any further periods as may be material.

(u)
No Registration Rights.  There are no contracts, agreements or understandings between the Company, the Operating Partnership and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(v)
Anti-Corruption Laws.  None of the Company, the Operating Partnership or any of their respective subsidiaries or any director, officer, or employee thereof, or, to the Company’s or the Operating Partnership’s knowledge, any affiliate, agent or representative of the Company, the Operating Partnership or of any of their respective subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company, the Operating Partnership or their respective subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(w)
Anti-Money Laundering Laws.  The operations of the Company, the Operating Partnership and each of their respective subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(x)
Sanctions.  (i) None of the Company, the Operating Partnership, any of their respective subsidiaries, or any director, officer or employee thereof or, to the Company’s or the Operating Partnership’s knowledge, any, agent, affiliate, or representative of the Company, the Operating Partnership or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are (a) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject or target of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria); (ii) the Company, the Operating Partnership and each of their respective subsidiaries have not, since April 24, 2019 (or, if later, since formation or organization), engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions; and (iii) the Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to (a) fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions, (b) to fund or facilitate any money laundering or terrorist financing activities, or (c) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).  The Company, the Operating Partnership, and each of their respective subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company or the Operating Partnership, threatened. The Company, the Operating Partnership and their respective subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(y)
Properties.  (i) Upon consummation of the REIT Contribution Transactions, the Company, the Operating Partnership and each of their respective subsidiaries will have good and marketable fee simple title to, or leasehold interest under a lease in, the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) will not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company, the Operating Partnership and each of their respective subsidiaries; (ii) except as would not, individually or in the aggregate, result in a Material Adverse Effect, all of the leases and subleases material to the business of the Company, the Operating Partnership, each of their respective subsidiaries and the Predecessor Entities, considered as one enterprise, and under which the Company, the Operating Partnership and each of their respective subsidiaries, upon consummation of the REIT Contribution Transactions, will hold the Properties, are in full force and effect, and none of the Company, the Operating Partnership, each of their respective subsidiaries or Predecessor Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any of their respective subsidiaries or Predecessor Entity to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company, the Operating Partnership and each of their respective subsidiaries; (iv) except as otherwise set forth in or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company, the Operating Partnership, each of their respective subsidiaries or any Predecessor Entity, and such mortgages and deeds of trust, upon consummation of the REIT Contribution Transactions and application of the proceeds of the offering contemplated by this Agreement, will not be cross-defaulted or cross-collateralized to any property not owned, or to be owned upon consummation of the REIT Contribution Transactions, directly or indirectly by the Company, the Operating Partnership and each of their respective subsidiaries; (v) none of the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity has received from any governmental authorities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity; (vi) neither the Company, the Operating Partnership, any of their respective subsidiaries or Predecessor Entity has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity; (vii) except as would not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company, the Operating Partnership and their respective subsidiaries, there are no encroachments upon any Property by improvements on an adjacent property, and none of the improvements on any Property encroach on any adjacent property, streets or alleys; and (viii) except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity holds any Property under a ground lease, and true and complete copies of each ground lease described in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been provided to the Underwriters or their counsel.

(z)
Leases.  (i) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tenant under any of the leases of the Properties to which the Company, the Operating Partnership, any of their respective subsidiaries or any Predecessor Entity is a party (as a landlord) (the “Leases”) has a right of first refusal or an option to purchase any Property, which, if exercised, would reasonably be expected to have a Material Adverse Effect; (ii) there are no subleases with respect to any Property or portion thereof; (iii) in the aggregate, there have been no material terminations or notices of intent to terminate the Leases delivered by any parties to such Leases; (iv) to the knowledge of the Company and the Operating Partnership, none of the tenants under any lease of space at any of the Properties that, singly or in the aggregate, is material to the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities considered as one enterprise is the subject of bankruptcy, reorganization or similar proceedings; (v) the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities have made reasonable provision for the payment of all known and reasonably foreseeable tenant improvement allowances, leasing commissions, capital expenditures and other costs and expenses of the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities in connection with the ownership, operation or leasing of the Properties; and (vi) none of the Company, the Operating Partnership, any of their respective subsidiaries or any of the Predecessor Entities or, to the knowledge of the Company, the Operating Partnership and the Predecessor Entities and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any lessee under a Lease, is in default under any of the Leases and none of the Company, the Operating Partnership, any of their respective subsidiaries or any of the Predecessor Entities knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Leases, except, in each case, for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa)
No Acquisitions or Dispositions.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company, the Operating Partnership, any of their respective subsidiaries or Predecessor Entities of interests in assets or real property that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not so described; and (ii) neither the Company, the Operating Partnership, any of their respective subsidiaries or Predecessor Entities has sold any real property to a third party during the immediately preceding 12 calendar months.

(bb)
Loan Documents.  The Company has provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company, the Operating Partnership, any of their respective subsidiaries or Predecessor Entities, including, without limitation, the indebtedness being assumed by the Company, the Operating Partnership, any of their respective subsidiaries in connection with the REIT Contribution Transactions and the Internalization (collectively, the “Loan Documents”), and none of the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents.

(cc)
Intellectual Property Rights.  (i) Except as would not, singly or in the aggregate, have a Material Adverse Effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, the Company, the Operating Partnership and their respective subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company, the Operating Partnership and their respective subsidiaries and, to the Company’s and the Operating Partnership’s knowledge, the Intellectual Property Rights licensed to the Company, the Operating Partnership and their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s or the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company, the Operating Partnership, nor any of their respective subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole; (iv) to the Company’s or the Operating Partnership’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, the Operating Partnership and their respective subsidiaries; (v) neither the Company, the Operating Partnership, nor any of their respective subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company, the Operating Partnership and their respective subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company, the Operating Partnership and any of their applicable subsidiaries, and to the Company’s or the Operating Partnership’s knowledge no such agreement has been breached or violated; and (vii) the Company, the Operating Partnership and their respective subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(dd)
Open-Source Software.  (i) The Company, the Operating Partnership and their respective subsidiaries use and have used any and all software and other materials distributed under a “free,” “open-source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open-Source Software”) in material compliance with all license terms applicable to such Open-Source Software; and (ii) to the Company’s and the Operating Partnership’s knowledge, neither the Company, the Operating Partnership and their respective subsidiaries uses or distributes or has used or distributed any Open-Source Software in any manner that requires or has required (A) the Company, the Operating Partnership or any of their respective subsidiaries to permit reverse engineering of any software code or other technology owned by the Company, the Operating Partnership and any of their respective subsidiaries or (B) any software code or other technology owned by the Company, the Operating Partnership and any of their respective subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(ee)
Cybersecurity; Data Protection.  (i) Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company, the Operating Partnership and each of their respective subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company, the Operating Partnership and their respective subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company and the Operating Partnership have not received any written notification of or written complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation and that, singly or in the aggregate, would have a Material Adverse Effect; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s and the Operating Partnership’s knowledge, threatened alleging non-compliance with any Data Security Obligation. The Company, the Operating Partnership and each of their respective subsidiaries have taken all commercially reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s, the Operating Partnership’s and each of their respective subsidiaries’ businesses. Without limiting the foregoing, the Company, the Operating Partnership and their respective subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and reasonably prevent material breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s, the Operating Partnership’s and each of their respective subsidiaries’ businesses (“Breach”). There has been no such Breach (except for those that have been remedied without material cost, liability or obligation), and the Company, the Operating Partnership and each of their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach.

(ff)
Absence of Labor Dispute.  No material labor dispute with the employees of the Company, the Operating Partnership, any of their respective subsidiaries exists, or, to the knowledge of the Company or the Operating Partnership, is imminent; and the Company and the Operating Partnership are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its, any of their respective subsidiary’s or Predecessor Entity’s principal suppliers, manufacturers or contractors, in each case, that would, singly or in the aggregate, have a Material Adverse Effect

(gg)
Compliance with ERISA.  (i) The Company, the Operating Partnership and their respective subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, the Operating Partnership or any of their respective subsidiaries or ERISA Affiliates would have any liability; (iii) the Company, the Operating Partnership and each of their respective subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company, the Operating Partnership and each of their respective subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (i), (ii), and (iii), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company, the Operating Partnership or any of their respective subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company, the Operating Partnership or any of their respective subsidiaries is a member.

(hh)
Insurance.  The Company, the Operating Partnership, each of their respective subsidiaries and each of the Predecessor Entities are insured by insurers of nationally recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and all such insurance is in full force and effect; none of the Company, the Operating Partnership, any of their respective subsidiaries or any of the Predecessor Entities has been refused any insurance coverage sought or applied for; neither the Company, the Operating Partnership, or any of their subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)
Licenses and Permits.  The Company, the Operating Partnership and each of their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company, the Operating Partnership, or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(jj)
Financial Statements.  The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly: (i) the financial position of the Company at the date indicated; (ii) the financial position of the Predecessor and its subsidiaries on a consolidated basis at the dates indicated and the statements of operations, partners’ capital and cash flows of the Predecessor and its subsidiaries on a consolidated basis for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved covered thereby except for any normal year-end adjustments in the Company's quarterly financial statements. The supporting schedules present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the accounting records of the Company and the Predecessor Entities, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements in the Registration Statement comply as to form with the applicable requirements of Regulation S-X of the Securities Act. No other financial statements or supporting schedules of the Company or any of its subsidiaries or any of the Predecessor Entities are required to be included in each of the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules and regulated thereunder. All disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(kk)
Independent Accountants.  KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Operating Partnership within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ll)
Accounting Controls.  The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the Company’s inception, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that these clauses (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith as of an earlier date than it would otherwise be required to do so under applicable law).

(mm)
Disclosure Controls. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and are designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(nn)
Accuracy of Descriptions.  The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Risk Factors,” “Certain Relationships and Related Party Transactions,” “REIT Contribution Transactions and Internalization,” “50/50 Joint Venture Acquisition,” “Description of the Amended and Restated Limited Partnership Agreement of FrontView Operating Partnership LP,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “ERISA Considerations,” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(oo)
Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(pp)
No Restrictions on Subsidiaries. No subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq)
Prior Sales of Common Stock.  The Company has not sold, issued or distributed any shares of Common Stock during the six‑month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(rr)
Equity Awards.  Except for grants disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive Common Stock or OP Units pursuant to an equity-based compensation plan or otherwise.

(ss)
Directed Share Program.  The Registration Statement, the Time of Sale Prospectus, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(tt)
No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, the Operating Partnership, or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company, the Operating Partnership or any of their respective subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so described in such documents.

(uu)
Payment of Taxes.  The Company and its current (and, with respect to (i) and (ii), former) subsidiaries (i) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (ii) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (iii) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(vv)
Transfer Taxes.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no unpaid transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(ww)
Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(xx)
Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and  (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. Any individual Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, complied in all material respects with the Securities Act, and when taken together with the Time of Sale Prospectus as of the Time of Sale, did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(yy)
No Stabilization.  None of the Company, the Operating Partnership or any of their respective subsidiaries or other controlled affiliates has taken, directly or indirectly, any action which is designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.

(zz)
Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa)
No Ratings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries or any of the Predecessor Entities has any securities rated by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

(bbb)
Statistical and Market Data.  Any third-party statistical, tenant and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be, after reasonable inquiry, reliable and accurate in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ccc)
Federal Tax Status.  Commencing with its taxable year ending December 31, 2024, the Company will be organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and will operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The proposed ownership and method of operation of the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2024, and thereafter. The Company intends to qualify as a REIT under the Code for the Company’s taxable years ending December 31, 2024, and thereafter, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and proposed method of operation (to extent they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate summaries of the legal or tax matters described therein. Each of the Company’s direct or indirect corporate subsidiaries has been, is, and will be a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, and the Company is not aware of any fact that would negatively impact such qualification. Each other direct and indirect subsidiary of the Company (including each entity acquired by the Company or the Operating Partnership in connection with the REIT Contribution Transactions and the Internalization) has been properly treated since formation, and will continue to be properly treated, as a REIT, a partnership, a taxable REIT subsidiary or a disregarded entity within the meaning of Section 7701 of the Code and all applicable regulations under the Code and no election has been made to the contrary. The Operating Partnership is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(ddd)
No Broker’s Fees. None of the Company, the Operating Partnership or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(eee)
Approval of Listing.  The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(fff)
No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of Shares pursuant to the Securities Act and the rules and regulations of the Commission thereunder, or interpretations by the Commission thereof.

2.
Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[●] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.
Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] a share, to any Underwriter or to certain other dealers.

4.
Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [10:00] a.m., New York City time, on [●], 2024, or at such other time on the same or such other date, not later than [●], 2024, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [10:00] a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2024, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters against payment of the Purchase Price therefor, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters having been duly paid.

5.
Conditions to the Underwriters’ Obligations. The obligation of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have been declared effective by the Commission not later than [●] [a.m./p.m.] (New York City time) on the date hereof. The several obligations of the Underwriters are subject to the following further conditions:

(a)
No Stop Orders; No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)
no order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii)
there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iii)
there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to the Company or any of its subsidiaries or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(b)
Officer’s Certificate.  The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that:

(i)
the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

(ii)
no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(iii)
there shall not have occurred any material and adverse change, or any development involving a prospective material and adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)
Opinion of Counsel for the Company and the Operating Partnership.  The Underwriters shall have received on the Closing Date an opinion letter and negative assurance letter of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company and the Operating Partnership, dated the Closing Date, in the form attached hereto as Exhibit B.

(d)
Opinion of Tax Counsel for the Company and the Operating Partnership.  The Underwriters shall have received on the Closing Date a tax opinion letter of Fried, Frank, Harris, Shriver & Jacobson LLP, tax counsel for the Company and the Operating Partnership, dated the Closing Date, in the form attached hereto as Exhibit C.

(e)
Opinion of Maryland Counsel for the Company.  The Underwriters shall have received on the Closing Date an opinion letter of Venable LLP, Maryland counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit D.

(f)
Opinion of Counsel for Underwriters.  The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of DLA Piper LLP (US), counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and the Operating Partnership and certificates of public officials.

(g)
Accountant’s Comfort Letters.  The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than the date hereof.

(h)
Chief Financial Officer’s Certificate.  The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate signed by the chief financial officer of the Company, dated respectively as of the date hereof or as of the Closing Date, in the form attached hereto as Exhibit E.

(i)
Approval of Listing.  At the Closing Date, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)
No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(k)
Lock-Up Agreements.  The “lock‑up” agreements substantially in the form of Exhibit A-1 hereto signed by the persons and entities listed on Schedule V hereto, relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall be in full force and effect on the Closing Date.

(l)
Completion of REIT Contribution Transactions and Internalization.  All of the transactions which are to occur to consummate the REIT Contribution Transactions and Internalization shall have been consummated in accordance with the terms of the Transaction Documents.

(m)
No Amendments or Supplements.  No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any free writing prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(n)
Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(o)
Conditions to Purchase of Additional Shares.  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)
a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)
an opinion letter and negative assurance letter of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company and the Operating Partnership, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)
a tax opinion letter of Fried, Frank, Harris, Shriver & Jacobson LLP, tax counsel for the Company and the Operating Partnership, dated the Option Closing Date, to the same effect as the opinion required by Section 5(d) hereof;

(iv)
an opinion letter of Venable LLP, Maryland counsel for the Company and the Operating Partnership, dated the Option Closing Date, to the same effect as the opinion required by Section 5(e) hereof;

(v)
an opinion letter and negative assurance letter of DLA Piper LLP (US), counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi)
letters dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letters delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vii)
a certificate, dated the Option Closing Date, signed by the chief financial officer of the Company and otherwise to the same effect as the certificate required by 5(h) hereof; and

(viii)
such other documents as the Representatives may reasonably request with respect to the good standing of the Company and the Operating Partnership, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.
Covenants of the Company. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

(a)
To furnish to the Representatives, without charge, electronic copies of the Registration Statement (including exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)
Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives an electronic copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)
To furnish to the Representatives an electronic copy of each proposed free writing prospectus (including electronic road shows) to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which any of the Representatives reasonably objects.

(d)
Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)
If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)
If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)
To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NYSE.

(h)
During the Delivery Period to advise each Underwriter, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(i)
To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request .(provided, however, that the Transaction Entities shall not be obligated to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject).

(j)
To make generally available (which requirement shall be satisfied by filing with the Commission on its EDGAR system to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least the prior 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)
The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024, and to use its best efforts to cause the Company to continue to qualify for taxation as a REIT under the Code, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to so qualify or to be so qualified.

(l)
To use the net proceeds received from the sale of the Shares pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”

(m)
To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(n)
Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the counsel and accountants for the Company, the Operating Partnership, their respective subsidiaries and the Predecessor Entities in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any blue sky or any legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or any legal investment memorandum (in an amount not to exceed $10,000); (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (in an amount not to exceed $30,000); (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8‑A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE; (vi) the cost of printing certificates representing the Shares; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” (as defined below) undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) the document production charges and expenses associated with printing this Agreement; (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(o)
The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(p)
If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q)
The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(r)
To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act prior to the earlier of (i) the Closing Date and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

(s)
Each of the Company and the Operating Partnership also covenants with each Underwriter that, without the prior written consent of Morgan Stanley, J.P. Morgan Securities LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC (“Wells Fargo”), on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, for the avoidance of doubt, OP Units) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) submit or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including OP Units). The Company further covenants with each Underwriter that, without the prior written consent of Morgan Stanley, J.P. Morgan and Wells Fargo, on behalf of the Underwriters, it will not approve the listing of any Contribution Shares issued in connection with the REIT Contribution Transactions during the period ending 180 days after the date of the Shares begin trading on the NYSE.

The restrictions contained in the preceding paragraph shall not apply to: (i) the Shares to be sold hereunder; (ii) the issuance of the Contribution Shares or the OP Units by the Company or the Operating Partnership, respectively, in the REIT Contribution Transactions and the Internalization referred to in the Registration Statement, Time of Sale Prospectus and Prospectus that is in effect at the Closing Date, provided that, for the avoidance of doubt, this clause (ii) shall apply only to the issuances made in connection with the REIT Contribution Transactions and the Internalization and not to any subsequent transfer by the Company or the Operating Partnership of Common Stock or OP Units, respectively; (iii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the Closing Date immediately after this offering pursuant to an employee benefit plan, qualified stock option plan or other employee compensation plan of the Company referred to in the Registration Statement, Time of Sale Prospectus and Prospectus that is in effect at the Closing Date; (iv) the filing of a registration statement or amendment thereto relating to any employee benefit plan, qualified stock option plan or other employee compensation plan of the Company referred to in the Registration Statement, Time of Sale Prospectus and Prospectus that is in effect at the Closing Date; (v) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (vi) the issuance by the Company of shares of Common Stock upon the exchange or redemption of OP Units outstanding on the Closing Date immediately after this offering and referred to in the Registration Statement, Time of Sale Prospectus and Prospectus; and (vii) the issuance of shares of Common Stock or OP Units in an amount equal to up to ten percent (10%) of the outstanding Common Stock on the Closing Date immediately after this offering, or securities convertible into or exercisable or exchangeable for such amount of Common Stock, in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (vi) and (vii) above, any recipient or acquiree of any such shares of Common Stock or OP Units shall execute and deliver to the Representatives a “lock-up” agreement substantially in the form of Exhibit A-1 hereto with respect to such shares of Common Stock or OP Units during the remainder of the Restricted Period.

If Morgan Stanley, J.P. Morgan and Wells Fargo agree to release or waive the restrictions on the transfer of shares of Common Stock set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver substantially in the form of Exhibit A-2, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-3 hereto through a major news service at least two business days before the effective date of the release or waiver.

7.
Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.
Indemnity and Contribution. (a) Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, their directors, their officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any information related to the Company, the Operating Partnership, any of their respective subsidiaries or the Predecessor Entities that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)
Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Underwriter, but only with respect to an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, the Prospectus or any amendment or supplement thereto, made in reliance upon and in conformity with the Underwriter Information.

(c)
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them and/or the indemnifying party and the indemnified party have different available defenses. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company and the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)
To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)
The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)
The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company and the Operating Partnership, their officers or directors or any person controlling the Company and the Operating Partnership, and (iii) acceptance of and payment for any of the Shares.

9.
Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b)
In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)
To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)
The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)
The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10.
Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American, the Nasdaq Global Market, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

11.
Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one‑ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter, the Company or the Operating Partnership. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform their respective obligations under this Agreement, the Company and the Operating Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.
Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Operating Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)
The Company and the Operating Partnership acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company and the Operating Partnership or any other person; (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership; and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Operating Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.
Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.
Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

15.
Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

16.
Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.
Notices. All communications hereunder shall be in writing and effective only upon receipt.  Notices to the Underwriters shall be delivered, mailed or sent to the Representatives at: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Fax: (212) 622-8358), Attention: Equity Syndicate Desk; Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York, 10001, Attention: Equity Syndicate Department (Fax: (212) 214-5918); and BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (Fax: (646) 855-3073), with a copy to ECM Legal (Fax: (212) 230-8730), with a copy to DLA Piper LLP (US), 444 West Lake Street, Suite 900, Chicago, Illinois 60606, Attention: Kerry E. Johnson. Notices to the Company and the Operating Partnership shall be delivered, mailed or sent to FrontView REIT, Inc., 3131 McKinney Avenue, Suite L10, Dallas, Texas 75204, Attention: Stephen Preston, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 801 17th Street, NW, Washington, DC 20006, Attention: Stuart A. Barr.

[Signature pages follow]

Very truly yours, FRONTVIEW REIT, INC.
By:
Name:
Title:

FRONTVIEW OPERATING PARTNERSHIP LP By: NADG NNN Property Fund GP (Canada), ULC, Inc., its general partner
By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC
BOFA SECURITIES, INC.

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I hereto.

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

By:	WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

By:	BOFA SECURITIES, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
BofA Securities, Inc.
Capital One Securities, Inc.
CIBC World Markets Corp
Total:

I - 1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.
[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II - 1

SCHEDULE III

Testing-the-Waters Materials

III - 1

SCHEDULE IV

Transaction Documents

1.
Amended and Restated Internalization Agreement, dated as of July 10, 2024, by and among FrontView REIT, Inc., FrontView Operating Partnership LP, NADG NNN Property Fund LP, NADG NNN Operating LP, NADG (US) LLLP, NADG (US), Inc., NADG NNN Property Fund GP, LLLP, NADG NNN Operating GP, LLLP and North American Realty Services, LLLP

2.	Contribution Agreement by and between certain individual investors in NADG NNN Property Fund LP and FrontView Operating Partnership LP

3.	Contribution Agreement by and between certain individual investors in NADG NNN Convertible Preferred LLC, and FrontView Operating Partnership LP

4.	Contribution Agreement by and between NADG NNN Property Fund (US) Limited Partnership and FrontView Operating Partnership LP

5.	Contribution Agreement by and between NADG NNN Convertible Preferred (Canadian) LP and FrontView Operating Partnership LP

IV - 1

SCHEDULE V

List of Persons and Entities Subject to Lock-up

All directors, executive officers and persons receiving OP Units in the REIT Contribution Transactions and Internalization:

1.	Stephen Preston

2.	Randall Starr

3.	Timothy Dieffenbacher

4.	Drew Ireland

5.	Robert S. Green

6.	Ernesto Perez

7.	Noelle LeVeaux

8.	Daniel Swanstrom

9.	Elizabeth Frank

10.	NADG NNN Property Fund (US) Limited Partnership

11.	NADG NNN Convertible Preferred (Canadian) LP

12.	NADG (US), Inc.

13.	NADG (US) LLLP

V - 1

EXHIBIT A-1

Form of Lock-Up Agreement

________________, 2024

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
BofA Securities, Inc.

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

c/o	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

c/o	BofA Securities, Inc. One Bryant Park New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”), Wells Fargo Securities, LLC (“Wells Fargo”), and BofA Securities, Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FrontView REIT, Inc., a Maryland corporation (the “Company”), and FrontView Operating Partnership LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the several underwriters named in the Underwriting Agreement, including the Representatives (the “Underwriters”), of the Company’s common stock, par value $0.01 per share (“Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, J.P. Morgan and Wells Fargo, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days (the “Restricted Period”) after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including, for the avoidance of doubt, units of limited partnership interest in the Operating Partnership (“OP Units”)), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, for the avoidance of doubt, OP Units), even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing restrictions shall not apply to transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock:

(a)	acquired in open market transactions after the completion of the Public Offering;

(b)	as a bona fide gift or charitable contribution;

(c)	as distributions to limited partners, members or stockholders of the undersigned;

(d)
to an immediate family member of the undersigned or any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(e)
to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly owned by the undersigned and/or by members of the undersigned’s immediate family;

(f)	by will, other testamentary document or intestate succession upon the death of the undersigned or for bona fide estate planning purposes;

(g)
by operation of law, such as pursuant to an order of a court or regulatory agency (for purposes of this lock-up agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body or any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction) or pursuant to a domestic order or in connection with a divorce settlement;

(h)
to the Company or its subsidiaries pursuant to (1) the exercise on a net issuance basis by the undersigned of any award granted pursuant to the Company’s employee benefit plans as described in the Prospectus, or (2) share withholdings to cover applicable taxes in connection with the vesting or settlement of any award granted pursuant to the Company's employee benefit plans as described in the Prospectus; or

(i)
to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction pursuant to an offer made to all holders of Common Stock and involving a change of control of the Company and approved by the Company’s board of directors, provided, that (1) in the event that such change of control is not completed, the undersigned’s Common Stock shall remain subject to the restrictions contained herein, and (2) any shares of Common Stock not transferred in such merger, consolidation, tender offer or similar transaction shall remain subject to the restrictions contained herein (for purposes of this lock-up agreement, “change of control” shall mean the transfer (whether by tender offer, merger, consolation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity));

provided, that in the case of any transfer pursuant to clauses (b), (c), (d), (e) or (f), such transfer shall not involve a disposition for value, each transferee, donee or distributee, as applicable, shall sign and deliver a lock-up agreement substantially in the form of this agreement for the balance of the Restricted Period; provided, further, that in the case of any transfer pursuant to clauses (a), (d) and (e), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period; provided, further, that any transfer pursuant to clause (b) shall not involve a disposition for value, and any filing under Section 16(a) of the Exchange Act reporting a transfer pursuant to clause (b) shall clearly indicate in the footnotes thereto that such transfer is not for value, that the shares of Common Stock subject to such transfer remain subject to restrictions set forth herein and that the filing relates to the circumstances described in clause (b); provided, further, that any transfer pursuant to clause (c) shall not involve a disposition for value, and any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock resulting from a transfer pursuant to clause (c) shall clearly indicate in the footnotes thereto that such transfer is not for value, that the shares of Common Stock subject to such transfer remain subject to restrictions set forth herein and that the filing relates to the circumstances described in clause (c), and no other public filing (other than those that might be required during the Restricted Period pursuant to Section 13 of the Exchange Act) or announcement shall be required or shall be made voluntarily in connection with such transfer; and, provided, further, that in connection with any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock resulting from a transfer pursuant to clause (h), such filing shall indicate that such transfer has been net share settled.

The foregoing restrictions shall also not apply to facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, J.P. Morgan and Wells Fargo, on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (including, for the avoidance of doubt, OP Units). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Public Offering.

Morgan Stanley, J.P. Morgan and Wells Fargo agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Morgan Stanley, J.P. Morgan and Wells Fargo will notify the Company of the impending release or waiver, and the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley, J.P. Morgan and Wells Fargo hereunder to the undersigned shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (1) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (2) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any shares of Common Stock at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This lock-up agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date of the filing with the Securities and Exchange Commission of a notice of withdrawal of the Registration Statement on Form S-11 (which covers Shares) pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended; (ii) the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering; (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder; and (iv) December 31, 2024, in the event that the Underwriting Agreement has not been executed on or before that date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to six additional months.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

EXHIBIT A-2

FORM OF WAIVER OF LOCK-UP

_____________, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to Morgan Stanley & Co. LLC (“Morgan Stanley”), J.P. Morgan Securities LLC (“J.P. Morgan”), Wells Fargo Securities, LLC (“Wells Fargo”) in connection with the offering by FrontView REIT, Inc. (the “Company”) of [●] shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) and the lock-up agreement dated [●], 2024 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ shares of Common Stock (the “Shares”).

Morgan Stanley, J.P. Morgan and Wells Fargo hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

By:
Name:
Title:

cc: Company

EXHIBIT A-3

Form of Press Release

FrontView REIT, Inc.

[Date]

FrontView REIT, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC the lead book-running managers in the Company’s recent public sale of [●] shares of its Common Stock is [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s Common Stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT B

Form of Corporate Opinion/10b-5 Statement of Counsel
for the Company and the Operating Partnership

[Omitted]

B - 1

EXHIBIT C

Form of Opinion of Tax Counsel for the Company

[Omitted]

C - 1

EXHIBIT D

Form of Opinion of Maryland Counsel to the Company

[Omitted]

D - 1

EXHIBIT E

Form of Certificate of Chief Financial Officer

[Omitted]

E - 1